Exhibit 99.1

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111

P.A.M. Transportation Services, Inc. Announces New Board Member and Stock Buyback Authorization

Tontitown, Arkansas, June 4, 2014….. P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (the “Company”) today announced that Franklin McLarty has been appointed to the Company’s board of directors and will serve on its audit committee. With the addition of Mr. McLarty, who fills an existing vacancy on the board, the board now consists of eight directors.

Mr. McLarty is currently the President and Chief Executive Officer of RML Automotive (formerly RLJ McLarty Landers Automotive Holdings) (“RML”), one of the nation’s largest automotive retailers. He is also Senior Vice President and a board member of the McLarty Companies, a fourth-generation family transportation business.

“Franklin brings a wealth of financial and transportation-related experience to P.A.M.’s board. He will provide tremendous insight and a new perspective. We are pleased to have him,” said Matthew T. Moroun, chairman of the board of the Company.

Prior to joining RML’s predecessor firm, McLarty-Landers LLC, in 2005, Mr. McLarty enjoyed a successful career in hotel oriented private equity, including as Vice President of McKibbon Hotel Group from 2003 to 2005 and previously as a managing director of Miami, Florida, based hotel company, Seaway Group. He remains on Seaway Group’s advisory board. Mr. McLarty currently serves as a board member to the Miami-based Tire Group International, LLC, an international wholesale tire distributor. In 2007, he was appointed by Governor Mike Beebe to the Arkansas Economic Development Commission, and in 2009, he served as Chairman of the commission, making him the youngest ever chair of the AEDC. He is a board member of the Little Rock Chamber of Commerce, the Little Rock Film Festival and Fifty for the Future, a group of business leaders committed to attracting and retaining industry in Central Arkansas. He received a Bachelor of Arts from the University of Richmond and a Masters of Business Administration from the University of Miami.

On May 29, 2014, the Company’s board of directors also authorized a new stock repurchase program under which the Company may purchase up to 500,000 shares of the Company’s common stock from time to time through the open market in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 or in privately negotiated transactions. The board had previously authorized a repurchase program on September 23, 2011, under which the Company could repurchase up to 500,000 shares of its common stock. As of May 29, 2014, 186,758 shares remained under the 2011 authorization. The current authorization replaces the 2011 repurchase program.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

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